SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

March 11, 2005

Date of Report

(Date of earliest event reported)

DAXOR CORPORATION

(Exact name of registrant as specified in this charter)

NEW YORK	001-09999	13-2682108
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

350 FIFTH AVENUE, SUITE 7120, NEW YORK, NY 10118

(Address and Zip Code of Principal Executive Offices)

Issuer’s Telephone Number: (212)244-0555

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Previous Independent Accountants.

(i) On March 11, 2005, the Board of Directors of Daxor Corporation (the “Company”) dismissed Frederick Kaden & Co. as the Company’s independent public accounting firm and appointed Rotenberg Meril Solomon Bertiger & Guttilla, P.C. (“RMSB&G) as the Company’s independent registered public accounting firm.

(ii) Frederick Kaden & Co.’s reports on our financial statements for the last two fiscal years, ended December 31, 2002 and 2001, have not contained an adverse opinion or disclaimer of opinion, nor have they contained any modifications as to uncertainty, scope or accounting principles.

(iii) During the last two fiscal years, ended December 31, 2002 and 2001, and since that date through the date hereof, there have been no disagreements with Frederick Kaden & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Frederick Kaden & Co.’s satisfaction, would have caused Frederick Kaden & Co. to make reference to the subject matter of any such disagreements in connection with its reports.

(iv) Frederick Kaden & Co. is being provided a copy of the disclosures made under this Item 4 simultaneous with the filing hereof and shall be requested to furnish a letter addressed to the Securities and Exchange Commission stating whether or not they agree with the above statements as set forth herein. Frederick Kaden & Co. shall be asked to provide the letter to us so that it can be filed with the Securities and Exchange Commission within ten business days after the filing of this report.

(b) New Independent Accountants.

(i) On March 11, 2005, we engaged the firm of Rotenberg, Meril, Solomon, Bertiger and Guttilla, P.C., Saddle Brook, New Jersey, as our independent auditors to audit our financial statements for the fiscal years ended December 31, 2004 and 2003.

(ii) We have not consulted with Rotenberg, Meril, Solomon, Bertiger and Guttilla, P.C. during the two years ended December 31, 2004, and during the subsequent period to the date hereof, on either (a) the application of accounting principles, (b) the type of opinion Rotenberg, Meril, Solomon, Bertiger and Guttilla, P.C. might issue on our financial statements, or (c) any other matter that was either the subject of any disagreement between us and our former auditor or a reportable event as described in Item 304(a)(1)(iv) of Regulation S-B promulgated under the Securities Act of 1933, as amended.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAXOR CORPORATION

By:	/s/ Joseph Feldshuh, M.D.
President, Principal Executive Officer, and Chairman of the Board

Date: March 14, 2005